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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2002

SAFENET, INC.
(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland 21236
(Address of principal executive offices)

Delaware (State or Other Jurisdiction of Incorporation)	0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)

Registrant's telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

        On May 7, 2002, SafeNet, Inc., a Delaware corporation ("SafeNet"), completed the discontinuation of the operations of its Swiss subsidiary, GretaCoder Data Systems ("GDS"). SafeNet decided to discontinue operations at GDS based on the amount of GDS operating and cash losses during 2000 and 2001, as well as a significant downturn in future business prospects due to the loss of two substantial contracts. Certain employees from GDS's sales and marketing team have been transferred to SafeNet to create a new European sales office focused on selling SafeNet's Enterprise Security Systems in Europe. All of the operations at GDS, including research and development, manufacturing and administration have been discontinued and a total of 30 employees of GDS have been terminated.

        As a result of the discontinued operations, SafeNet incurred a one-time charge of $3.5 million in the first quarter of 2002 related to the write-off of the abandoned assets and the accrual of the estimated costs of the closing and severance and related costs. The disposition of GDS operations represents the disposal of a business segment under Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, results of this operation were classified as discontinued beginning January 1, 2002.

        SafeNet has restated its Management's Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, Selected Financial Data and Consolidated Financial Statements and Notes thereto to reflect the discontinuation of GDS's operations.

Item 7. Financial Statements and Exhibits.

Exhibit 23.1	Consent of Ernst & Young LLP, independent auditors
Exhibit 23.2	Consent of KPMG LLP, independent auditors
Exhibit 99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations (as restated)
Exhibit 99.2	Quantitative and Qualitative Disclosures About Market Risk (as restated)
Exhibit 99.3	Selected Financial Data (as restated)
Exhibit 99.4	Consolidated Financial Statements and Notes thereto (as restated)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.
By:	/s/ ANTHONY A. CAPUTO Anthony A. Caputo Chief Executive Officer

        Date: May 22, 2002

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of KPMG LLP, independent auditors
99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations (as restated)
99.2	Quantitative and Qualitative Disclosures About Market Risk (as restated)
99.3	Selected Financial Data (as restated)
99.4	Consolidated Financial Statements and Notes thereto (as restated)

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
  SIGNATURES
EXHIBIT INDEX